Exhibit 99.1

FDCTech signs Agreement with Freedom Holdings, Inc. and its subsidiary Carbon-Zero to Develop a Blockchain-based Carbon Credit Ecosystem

The Blockchain-based Carbon Credit Ecosystem aims to bring more liquidity, transparency, accessibility, and standardization to voluntary carbon markets.

Irvine, CA, Jan. 06, 2022 (GLOBE NEWSWIRE) — FDCTech, Inc. (“FDC” or the “Company,” OTCQB: FDCT), a fintech company with a full suite of digital financial services solutions, today announced that Freedom Holdings, Inc. (OTC: FHLD) has selected the Company as its software development partner for developing Blockchain-based Carbon Credit Ecosystem for its subsidiary Carbon Zero Asset Management, Inc. (“Carbon-Zero”).

Under the terms of the development agreement, the ecosystem will include the minting and burning protocols, a transparent mechanism for validating and distributing tokens backed by carbon credit as assets, a trading venue (makers/takers) for tokens, and tools to engage all stakeholders, including the carbon credit originators, offsetters, project verifiers, liquidity providers, non-government organizations (NGOs), concerned citizens, and governments. After properly validating the carbon credits, the proposed platform plans to transfer them to the Blockchain (e.g., Etherum) by converting them into digital tokens. The platform focuses on carbon credit generators or originators in the renewable space and voluntary schemes.

“FDC has a proven track record in developing regulated grade trading multi-asset platforms for entities across multi-jurisdictions. Our partnership with FDC will allow us to deliver and support complex integrated blockchain solutions quickly and cost-effectively. As announced recently, it is a significant step for us to bring the Carbon Credit ecosystem to the market and to become cash flow positive,” Brian Kistler, Director, Freedom Holdings, Inc. (OTC: FHLD).

“We are delighted to partner with FHLD’s initiative to bring programmable carbon market to smaller business and individuals who will have access to buy or sell the carbon credits,” said Imran Firoz, Co-Founder, CFO, and NFT/Blockchain Team Leader. He added, “FDC’s engagement to manage the development of the complete carbon credit blockchain ecosystem underscores our core software development capabilities. The project will further consolidate and add to our NFT platform initiative announced in December 2021.”

Please visit our SEC filings or Company’s website for more information on the full results and management’s plan.

About Carbon-Zero

Carbon-Zero is a blockchain technology-driven company focusing on providing an Ethereum-based programmable carbon ecosystem to drive the global economy to a net-zero carbon future. Carbon-Zero aims to bring carbon credits more fidelity, transparency, accessibility, liquidity, and standardization.

About Freedom Holdings, Inc. (FHLD)

FHLD is a versatile holding company focused on acquiring and supporting cutting-edge financial services and technology companies. FHLD’s multi-discipline approach aims to build fintech platforms with the current focus on the clean energy sector, providing Environmental, Social, and Governance (ESG) driven technologies and carbon credit solutions.

FDCTech, Inc.

FDCTech, Inc. (“FDC”), is a US-based, fully integrated financial technology company. FDC develops and delivers a full suite of technology infrastructure solutions to FX, Crypto, Wealth Management, and other future-proof financial sectors.

Press Release Disclaimer

This press release’s statements may be forward-looking statements or statements of future expectations based on currently available information. Such statements are naturally subject to risks and uncertainties. Factors such as the development of general economic conditions, future market conditions, unusual catastrophic loss events, changes in the capital markets, and other circumstances may cause the actual events or results to be materially different from those anticipated by such statements. The Company does not make any representation or warranty, express or implied, regarding the accuracy, completeness, or updated status of such forward-looking statements or information provided by the third-party. Therefore, in no case whatsoever will Company and its affiliate companies be liable to anyone for any decision made or action taken in conjunction with the information and/or statements in this press release or any related damages.

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